Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy Announces
Addition to Board of Directors

DENVER, October 30, 2019 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced the appointment of Carrie Hudak to the Company’s Board of Directors, effective immediately.

Ms. Hudak brings a diverse background that includes geology, operations, asset management, business development, and financial planning. For nearly the last 20 years, Ms. Hudak worked for Anadarko Petroleum Corporation. Her roles at Anadarko began in geology, asset management, and business development and progressed to the positions of Director, Rockies Business Development (November 2014 to March 2016), General Manager, DJ Basin Development and Execution (March 2016 to May 2017), and Vice President, DJ Basin Development (May 2017 to September 2019). As Vice President at Anadarko, Ms. Hudak led the largest oil & gas program in Colorado, with an annual capital budget of approximately $1.4 billion and production of approximately 300,000 BOE/day (120,000 BO/day).

Ms. Hudak has also provided leadership to the industry, serving as the Chairperson from 2018 through 2019 and Board Member from 2017 through 2018 for the non-profit organization, Coloradoans for Responsible Energy Development (CRED), and as Treasurer and Executive Board Member for the Colorado Oil and Gas Association (COGA) from 2017 through 2019. Ms. Hudak received her M.S. in Geology from Duke University and her B.A. in Geology from Miami University.

Brian Steck, Chairman of the Board for Bonanza Creek commented, “We are excited to welcome Carrie to our Board of Directors. Carrie’s extensive experience in the oil and gas industry, and particularly her work in the DJ Basin, will provide us with valuable insights and further enhance the strategic perspectives of our Board.”

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and updated 2019 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com